UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2016

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31456	06-0984624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue Darien, Connecticut		06820
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Share Sale Agreement

On October 20, 2016, Genesee & Wyoming Inc., a Delaware corporation (“G&W”), GWI Acquisitions Pty Ltd, a newly-established, wholly-owned subsidiary of G&W (the “Purchaser”), Glencore Coal Pty Limited (the “Seller”), and Glencore Operations Australia Pty Limited (the “Seller Guarantor”), entered into a Share Sale Agreement (“SSA”) pursuant to which the Purchaser agreed to acquire 100% of the issued share capital of Glencore Rail (NSW) Pty Limited (“GRail”) for cash consideration of A$1.14 billion (US$866 million at current exchange rates) (the “GRail Transaction”). G&W has agreed to provide a guaranty in favor of the Seller of the Purchaser’s obligations under the SSA.

The GRail Transaction is expected to be consummated during the fourth quarter of 2016, contingent upon customary closing conditions, including the receipt of Australian Foreign Investment Review Board approval. The Seller or the Purchaser may terminate the SSA if the closing conditions are not satisfied on or prior to January 12, 2017 or, if the Purchaser is able to extend the commitment period under the Debt Commitment Letter (described below), no later than February 28, 2017. The SSA contains customary provisions, including without limitation, post-closing adjustments to the purchase price based on the working capital of GRail at closing; obligations on the Seller prior to closing to conduct the business of GRail in its ordinary and usual course in accordance with its usual business practices; certain representations and warranties from the Seller for the benefit of the Purchaser; and certain indemnities from, and rights to bring action against, the Seller for the benefit of the Purchaser for breach of such representations and warranties and certain tax matters, subject to customary limitations and caps.

In connection with the acquisition of GRail, G&W has obtained a commitment for equity financing from a Macquarie Infrastructure and Real Assets consortium (“MIRA”). Concurrently with the closing of the GRail Transaction, MIRA will contribute A$644 million (US$489 million at current exchange rates) in the form of cash and shareholder loans to G&W Australia Holdings LP, an existing partnership that is wholly-owned by G&W (the “Partnership Transaction” and together with the GRail Transaction, the “Transactions”). This partnership will be jointly-owned, 51.1% by G&W and 48.9% by MIRA (the “Partners”), following the closing of the Transactions (the “Partnership”) and will own G&W’s existing Australian business and GRail. Following the Transactions, G&W will consolidate 100% of the Partnership in its financial statements and will record a noncontrolling interest for MIRA’s 48.9% equity ownership. The Partnership will be governed by a management committee, which will contain representatives appointed by both MIRA and G&W and will be required to report to the general partners on a periodic basis. Certain matters will require approval by both Partners, in general these include: (i) hiring and firing of select executives of the Partnership; (ii) commitments relating to significant contracts or other matters; (iii) approval of the Partnership’s strategic plan, which is a long-term plan outlining the expectations of the partners for the business (including leverage, equity returns and capitalization); (iv) mergers or consolidations; (v) incurrence of material indebtedness; (vi) capital structure changes; (vii) changes to the distribution policy; and (viii) related party transactions. The Partners also have agreed to certain customary exit rights with respect to their interests in the Partnership.

Commitment Letter

On October 14, 2016, and in connection with the Purchaser and G&W entering into the SSA, GWI Holdings No.2 Pty Ltd, a wholly-owned subsidiary of G&W and the direct parent company of the Purchaser, entered into a mandate, commitment and fee letter for debt financing (the “Debt Commitment Letter”) with Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., National Australia Bank Limited, Sumitomo Mitsui Banking Corporation and The

Bank of Tokyo-Mitsubishi UFJ, Ltd. (collectively, the “Lenders”), pursuant to which, subject to the terms and conditions set forth therein, the Lenders have committed to provide to the Purchaser up to A$690 million (US$524 million at current exchange rates) in senior secured term loan facilities and up to A$50 million (US$38 million at current exchange rates) in the form of a revolving loan facility.

The Lenders and certain of each of their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Credit Agreement Amendment

On October 20, 2016, G&W entered into Amendment No. 2 (the “Amendment Agreement”) to the Second Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of March 20, 2015, among G&W, RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., ERS Railways B.V., GWI UK Acquisition Company Limited, Bank of America, N.A., as administrative agent and co-lead arranger and co-bookrunning manager, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-lead arrangers, co-bookrunning managers and co-syndication agents, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders and certain guarantors party thereto from time to time (as amended by the Amendment Agreement, the “Credit Agreement”).

The Amendment Agreement permits, among other things, G&W to enter into the Partnership Transaction and the GRail Transaction (collectively, the “Australian Reorganization”). The Amendment Agreement also permits the repayment in full and termination of the obligations of the Partnership and its subsidiaries (the “Australian Loan Parties”) under the Credit Agreement (the “Australian Refinancing”). The Amendment Agreement further amends certain covenants in the Credit Agreement to increase the size of the permitted incremental facilities thereunder to permit the incurrence of up to $575.0 million of incremental facilities or other indebtedness to backstop the repayments related to the Australian Refinancing and the financing of the Australian Reorganization.

Following the Australian Refinancing and Australian Reorganization, the Australian Loan Parties shall become unrestricted subsidiaries under, shall cease to be party to and shall have no obligations under, the Credit Agreement.

Certain of the parties to the Amendment Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing description of the SSA, the Debt Commitment Letter and the Amendment Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the SSA, the Debt Commitment Letter and the Amendment Agreement, copies of each of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time G&W makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and G&W cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this filing include, among others: uncertainties as to whether and when the Transaction will be consummated; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. G&W does not undertake to update any of these statements in light of new information or future events.

Item 7.01 – Regulation FD Disclosure.

A copy of the press release announcing the Transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

10.1	Share Sale Agreement, dated October 20, 2016, relating to Glencore Rail (NSW) Pty Limited by and among Genesee & Wyoming Inc., GWI Acquisitions Pty Ltd, Glencore Coal Pty Limited and Glencore Operations Australia Pty Limited.*

10.2	Mandate, Commitment and Fee Letter, dated October 14, 2016, among GWI Holdings No. 2 Pty Ltd and Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., National Australia Bank Limited, Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

10.3	Amendment No. 2, dated as of October 20, 2016, to the Second Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of March 20, 2015, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., ERS Railways B.V., GWI UK Acquisition Company Limited, Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press release, dated October 20, 2016, announcing the entrance into an agreement for the acquisition of Glencore Rail (NSW) Pty Ltd.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedule, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: October 20, 2016	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

10.1	Share Sale Agreement, dated October 20, 2016, relating to Glencore Rail (NSW) Pty Limited by and among Genesee & Wyoming Inc., GWI Acquisitions Pty Ltd, Glencore Coal Pty Limited and Glencore Operations Australia Pty Limited.*

10.2	Mandate, Commitment and Fee Letter, dated October 14, 2016, among GWI Holdings No. 2 Pty Ltd and Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., National Australia Bank Limited, Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

10.3	Amendment No. 2, dated as of October 20, 2016, to the Second Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of March 20, 2015, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., ERS Railways B.V., GWI UK Acquisition Company Limited, Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press release, dated October 20, 2016, announcing the entrance into an agreement for the acquisition of Glencore Rail (NSW) Pty Ltd.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedule, or any section thereof, to the Securities and Exchange Commission upon request.